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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement of Keebler Foods Company on Form S-3 of our report dated February 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Keebler Foods Company. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Historical Financial Data" and "Selected Historical Financial Data."


                                          PricewaterhouseCoopers LLP
Chicago, Illinois

January 14, 1999